Exhibit 10.27

AMENDMENT TO NOTE EXCHANGE AGREEMENT

This Amendment (this “Amendment”), effective as of January 21, 2014 (the “Effective Date”), to that certain Note Exchange Agreement, dated as of August 2, 2012 (the “Note Exchange Agreement”), is made by and between U.S. Dry Cleaning Services Corporation, a Delaware corporation (the “Company”), and Maxim Group, LLC (“Maxim”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Exchange Agreement.

W I T N E S SE T H

WHEREAS, pursuant to the terms of the Note Exchange Agreement the Company agreed to issue Maxim a certain number of shares of the Company’s common stock based upon formulas set forth in the Note Exchange Agreement; and

WHEREAS, as of the date of this Amendment, the Company has yet to issue shares of its common stock to Maxim in fulfillment of its obligations under the Note Exchange Agreement;

WHEREAS, the parties hereto agree to amend the terms of the Note Exchange Agreement, in order to effectuate the current issuance of the shares of the Company’s common stock to Maxim and provide for certain future contingencies that may affect the number of shares of common stock issued to Maxim.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Issuance of Maxim Shares.  The parties hereby agree that the following terms shall amend and replace the Company’s obligations with regard to the issuance of shares of its common stock to Maxim as set forth in Section 3 of the Note Exchange Agreement:

(a)                                 Within ten (10) business days of the Effective Date, the Company agrees to issue to Maxim twenty thousand (20,000) shares of the Company’s common stock (which is equal to $100,000 divided by $5.00 a share); and

(b)                                 If, following the issuance of the aforementioned shares, the Company consummates a public offering of the Company’s securities, whether in a bona fide firm commitment underwritten public offering or in a sale through retail brokers organized by an underwriter (a “Subsequent Public Offering”), at common stock-equivalent price per share less than $6.25, or if there is a “future valuation event” (as described below), then the Company shall issue to Maxim additional shares equal to the difference rounded up to the nearest whole share between the twenty thousand (20,000) shares previously issued pursuant to this Section and the number of shares of the Company’s common stock equal to $100,000 divided by the lesser of (a) eighty percent (80%) of the per share price of the Company’s common stock sold in the Subsequent Public Offering or (b) the valuation ascribed to the common stock in a future valuation event (i.e., a private financing, a merger and acquisition transaction, strategic transaction, independent appraisal, etc.).

2.                                      Remainder of Note Exchange Agreement Unchanged.  Except as amended herein, all other terms and conditions of the Note Exchange Agreement shall remain in effect and the parties hereto ratify and confirm the same.

3.                                      Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Delivery by facsimile or other electronic means of an executed counterpart hereof shall have the same force and effect as delivery of an originally executed counterpart hereof.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned, by their duly authorized representatives, have executed this Amendment as of the date first above written.

COMPANY	U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation

/S/ ALEX BOND
Alex M. Bond, Chief Executive Officer

HOLDER	MAXIM GROUP, LLC

	By:	/S/ CLIFFORD A. TELLER

Its:

Name: